Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 26, 2024, with respect to the financial statements of Symetra Life Insurance Company, incorporated herein by reference.

/s/ KPMG LLP

Seattle, Washington December 5, 2024